     EXHIBIT 99.1

Broadridge Reports Second Quarter Fiscal 2023 Results
Recurring revenues grew 6%; up 8% constant currency

Diluted EPS grew 20% and Adjusted EPS grew 11%

Reaffirming Fiscal Year 2023 Guidance, including 6 - 9% Recurring revenue growth constant currency and 7 - 11% Adjusted EPS growth
NEW YORK, N.Y., February 2, 2023 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the second quarter ended December 31, 2022 of its fiscal year 2023. Results compared with the same period last year were as follows:

Summary Financial Results	Second Quarter			Six Months
Dollars in millions, except per share data	2023	2022	Change	2023	2022	Change

Recurring revenues	$840	$793	6%	$1,646	$1,543	7%
Constant currency growth - Non-GAAP			8%			9%
Total revenues	$1,293	$1,260	3%	$2,576	$2,452	5%

Operating income	$108	$69	57%	$195	$172	14%
Margin	8.3%	5.5%		7.6%	7.0%

Adjusted Operating income - Non-GAAP	$173	$141	23%	$323	$318	2%
Margin - Non-GAAP	13.4%	11.2%		12.5%	12.9%

Diluted EPS	$0.48	$0.40	20%	$0.91	$0.97	(6%)
Adjusted EPS - Non-GAAP	$0.91	$0.82	11%	$1.75	$1.89	(7%)

Closed sales	$65	$82	(20%)	$94	$112	(16%)

“Broadridge delivered strong results in the second quarter,” said Tim Gokey, Broadridge’s CEO. “Recurring revenues grew 8% constant currency and Adjusted EPS grew 11%, driven by continued revenue growth and disciplined expense management. We continue to see growth driven by conversion of sales backlog into new revenue and strength in investor participation.

“The strength of our results and the resilience of our business keep us on track to deliver on our full-year guidance, including 6-9% Recurring revenue growth constant currency and 7-11% Adjusted EPS growth. As a result, we continue to expect to deliver at or above the higher end of our three-year financial objectives, including 7-9% Recurring revenue and 8-12% Adjusted EPS growth,” he added.

Fiscal Year 2023 Financial Guidance

	FY’23 Guidance	Updates / Changes
Recurring revenue growth constant currency - Non-GAAP	6 - 9%	No Change
Adjusted Operating income margin - Non-GAAP	Increase of ~50 bps	No Change
Adjusted earnings per share growth - Non-GAAP	7 - 11%	No Change
Closed sales	$270 - $310M	No Change
Financial Results for Second Quarter Fiscal Year 2023 compared to Second Quarter Fiscal Year 2022
•Total revenues increased 3% to $1,293 million from $1,260 million.
◦Recurring revenues increased $47 million, or 6%, to $840 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by organic growth from a combination of growth in Net New Business in GTO and ICS and Internal Growth, primarily in our ICS business.
◦Event-driven revenues decreased $27 million, or 42%, to $38 million, primarily due to the decrease in volume of mutual fund proxy communications.
◦Distribution revenues increased $13 million, or 3%, to $415 million, primarily driven by the impact of a postage rate increase of approximately $20 million, partially offset by lower volume of ICS mutual fund communications.
•Operating income was $108 million, an increase of $39 million, or 57%. Operating income margin increased to 8.3%, compared to 5.5% for the prior year period, due to the growth in Recurring revenues and lower amortization expense from acquired intangible assets, more than offsetting lower event-driven revenues, an increase in low-margin distribution revenues, growth investments and other expenses.
◦Adjusted Operating income was $173 million, an increase of $32 million, or 23%. The increase was primarily driven by higher Recurring revenues, partially offset by lower event-driven revenues. Adjusted Operating income margin increased to 13.4% compared to 11.2% for the prior year period. The increase in pass through distribution revenues negatively impacted margins by approximately 20 basis points.
•Interest expense, net was $34 million, an increase of $13 million, primarily due to an increase in interest expense from higher borrowing costs, partially offset by savings from the Company’s cross-currency swap transaction.
•The effective tax rate was 20.0% compared to 9.1% in the prior year period. The effective tax rate for the three months ended December 31, 2022 was adversely impacted by lower discrete tax benefits, primarily attributable to the excess tax benefits related to equity compensation.
•Net earnings increased 22% to $58 million and Adjusted Net earnings increased 11% to $108 million.
◦Diluted earnings per share increased 20% to $0.48, compared to $0.40 in the prior year period, and
◦Adjusted earnings per share increased 11% to $0.91, compared to $0.82 in the prior year period.
Segment and Other Results for Second Quarter Fiscal Year 2023 compared to Second Quarter Fiscal Year 2022
Investor Communication Solutions (“ICS”)
•ICS total revenues were $919 million, an increase of $27 million, or 3%.
◦Recurring revenues increased $40 million or 9%, to $467 million. Recurring revenue growth constant currency (Non-GAAP) was 10%, driven by organic growth from a combination of Internal Growth and Net New Business.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:

▪Regulatory rose 9% and 9%, respectively, driven by mutual fund/ETF position growth of 6%, and equity position growth of 9% in the quarter;
▪Data-driven fund solutions rose 9% and 11%, respectively, driven by growth in our mutual fund trade processing business and growth in our data and analytics solutions;
▪Issuer rose 12% and 12%, respectively, driven by growth in our registered shareholder solutions and governance solutions products; and
▪Customer communications rose 10% and 11%, respectively, driven by higher print and digital communications.
◦Event-driven revenues decreased $27 million, or 42%, to $38 million, primarily due to the decrease in volume of mutual fund proxy communications.
◦Distribution revenues increased $13 million, or 3%, to $415 million primarily driven by the impact of current year postage rate increase of approximately $20 million, partially offset by lower volume of mutual fund communications.
•ICS earnings before income taxes increased by $6 million, or 11%, to $65 million. The earnings benefit from higher Recurring revenue was partially offset by lower event-driven revenue. Operating expenses rose 2%, or $21 million, to $855 million. Amortization expense from acquired intangibles decreased by $1 million to $15 million in the second quarter of fiscal year 2023. Pre-tax margins increased to 7.1% from 6.6%.
Global Technology and Operations (“GTO”)
•GTO Recurring revenues were $373 million, an increase of $7 million, or 2%. Recurring revenue growth constant currency (Non-GAAP) was 6%, driven by organic growth from a combination of Net New Business and Internal Growth.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital markets rose 6% and 12%, respectively, driven by Broadridge Trading and Connectivity Solutions (“BTCS”), higher internal growth, and Net New Business; and
◦Wealth and Investment management declined 5% and 3%, respectively, as lower term license renewals more than offset revenue from Net New Business.
•GTO earnings before income taxes were $44 million, an increase of $10 million, or 30%. The increase was driven primarily by the $7 million growth in Recurring revenues. Pre-tax margins increased to 11.8% from 9.2%. Amortization expense from acquired intangibles decreased by $8 million to $39 million in the second quarter of fiscal year 2023 period due to the impact of changes in foreign exchange rates and the run-off of older acquisitions.
Other
•Other loss before income tax decreased to $37 million from $41 million in the prior year period, primarily due to lower selling, general and administrative expenses which more than offsets a $13 million increase in net interest expense.
Financial Results for the Six Months Fiscal Year 2023 compared to the Six Months Fiscal Year 2022
•Total revenues increased 5% to $2,576 million from $2,452 million.
◦Recurring revenues increased $103 million, or 7%, to $1,646 million. Recurring revenue growth constant currency (Non-GAAP) was 9%, driven by organic growth from a combination of growth in Net New Business and Internal Growth in both ICS and GTO.
◦Event-driven revenues decreased $41 million, or 29%, to $100 million, primarily due to the decrease in volume of mutual fund proxy communications.

◦Distribution revenues increased $61 million, or 8%, to $830 million, primarily driven by the impact of a postage rate increase of approximately $53 million.
•Operating income was $195 million, an increase of $23 million, or 14%. Operating income margin increased to 7.6%, compared to 7.0% for the prior year period, due to growth in Recurring revenues and lower amortization expense from acquired intangible assets more than offsetting lower event-driven revenues, an increase in low-margin distribution revenues, growth investments and other expenses.
◦Adjusted Operating income was $323 million, an increase of $6 million, or 2%. The increase was primarily driven by higher Recurring revenues, partially offset by lower event-driven revenues and growth investments and other spending. Adjusted Operating income margin decreased to 12.5% compared to 12.9% for the prior year period. The increase in pass through distribution revenues negatively impacted margins by approximately 50 basis points.
•Interest expense, net was $61 million, an increase of $17 million, primarily due to an increase in interest expense from higher borrowing costs, partially offset by savings from the Company’s cross-currency swap transaction.
•The effective tax rate was 15.2% compared to 12.1% in the prior year period. The effective tax rate was adversely impacted by lower discrete tax benefits, primarily attributable to the excess tax benefits related to equity compensation.
•Net earnings decreased 6% to $108 million and Adjusted Net earnings decreased 7% to $208 million.
◦Diluted earnings per share decreased 6% to $0.91, compared to $0.97 in the prior year period, and
◦Adjusted earnings per share decreased 7% to $1.75, compared to $1.89 in the prior year period.
Segment and Other Results for the Six Months Fiscal Year 2023 compared to the Six Months Fiscal Year 2022
Investor Communication Solutions
•ICS total revenues were $1,840 million, an increase of $94 million, or 5%.
◦Recurring revenues increased $73 million, or 9%, to $910 million. Recurring revenue growth constant currency (Non-GAAP) was also 9%, driven by organic growth from a combination of Net New Business and Internal Growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 6% and 6%, respectively, driven by mutual fund/ETF position growth of 10%, as well as a modest contribution from equity position growth of 9%;
▪Data-driven fund solutions rose 10% and 12%, respectively, driven by growth in our mutual fund trade processing business and continued growth in our data and analytics solutions;
▪Issuer rose 14% and 14%, respectively, with growth across all product solutions; and
▪Customer communications rose 10% and 11%, respectively, driven by higher print and digital communications.
◦Event-driven revenues decreased $41 million, or 29%, to $100 million, primarily due to the decrease in volume of mutual fund proxy communications.
◦Distribution revenues increased $61 million, or 8%, to $830 million primarily driven by the impact of a postage rate increase of approximately $53 million.
•ICS earnings before income taxes declined $16 million, or 12% to $125 million. The earnings benefit from higher Recurring revenue was offset by lower event-driven revenue, higher postage and distribution expenses, and increased costs from prior year investments. Operating expenses rose 7%, or $110 million, to $1,715 million. Amortization expense from acquired intangibles decreased by $7 million to $30 million in the first six months of fiscal year 2023. Pre-tax margins decreased to 6.8% from 8.1%.

Global Technology and Operations
•GTO Recurring revenues were $736 million, an increase of $30 million, or 4%. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by organic growth from a combination of Internal Growth and Net New Business.
•By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital markets rose 8% and 13%, respectively, driven by BTCS, higher internal growth, and Net New Business; and
◦Wealth and Investment management declined 1% and increased 1%, respectively, as the revenue from Net New Business was partially offset by lower term license renewals.
•GTO earnings before income taxes were $84 million, an increase of $32 million, or 61%. The increase was driven primarily by the $30 million growth in Recurring revenues. Pre-tax margins increased to 11.5% from 7.4%. Amortization expense from acquired intangibles decreased by $15 million to $79 million in the first six months of fiscal year 2023 period due to the impact of changes in foreign exchange rates and the run-off of older acquisitions.
Other
•Other loss before income tax increased to $82 million from $64 million in the prior year period, primarily due increased net interest expense of $17 million.
Change in Foreign Exchange Rates
Beginning with the first quarter of fiscal year 2023, the Company changed reporting for segment revenues, segment earnings (loss) before income taxes, segment amortization of acquired intangibles and purchased intellectual property, and Closed sales to reflect the impact of actual foreign exchange rates applicable to the individual periods presented. The presentation of these metrics for the prior periods has been changed to conform to the current period presentation. Total consolidated revenues and earnings before income taxes were not impacted. For additional information, please see the Company’s Form 8-K filed on September 26, 2022.
Earnings Conference Call
An analyst conference call will be held today, February 2, 2023 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through February 9, 2023, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 5052694 for either dial-in number.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) Real Estate Realignment and Covid-19 Related Expenses, (iv) Investment Gain, and (v) Russia-Related Exit Costs. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Real Estate Realignment and Covid-19 Related Expenses are comprised of two major components: Real Estate Realignment Expenses, and Covid-19 Related Expenses. Real Estate Realignment Expenses are expenses associated with the exit of certain of the Company’s leased facilities in response to the Covid-19 pandemic, which consist of the impairment of certain right of use assets, leasehold improvements and equipment, as well as other related facility exit expenses directly resulting from, and attributable to, the exit of these leased facilities. Covid-19 Related Expenses are direct and incremental expenses incurred by the Company to protect the health and safety of Broadridge associates during the Covid-19 outbreak, including expenses associated with monitoring the temperatures for associates entering our facilities, enhancing the safety of our office environment in preparation for workers to return to Company facilities on a more regular basis, ensuring proper social distancing in our production facilities, personal protective equipment, enhanced cleaning measures in our facilities, and other safety related expenses. Investment Gain represents a non-operating, non-cash gain on a privately held investment. Russia-Related Exit Costs are direct and incremental costs associated with the Company’s wind down of business activities in Russia in response to Russia’s invasion of Ukraine, including relocation-related expenses of impacted associates.
We exclude Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, the Investment Gain, and Russia-Related Exit Costs from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Recurring revenue growth constant currency

As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.

Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2023 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.

These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2022 (the “2022 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2022 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•the potential impact and effects of the Covid-19 pandemic (“Covid-19”) on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.

Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $5 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $9 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 14,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenues	$1,292.9	$1,259.6	$2,576.2	$2,452.5
Operating expenses:
Cost of revenues	988.2	978.4	1,978.7	1,892.5
Selling, general and administrative expenses	196.8	212.3	402.1	387.8
Total operating expenses	1,185.0	1,190.7	2,380.8	2,280.3
Operating income	107.9	68.9	195.4	172.1
Interest expense, net	(34.1)	(21.4)	(61.0)	(44.0)
Other non-operating income (expenses), net	(1.9)	4.4	(7.1)	2.0
Earnings before income taxes	71.9	51.9	127.3	130.1
Provision for income taxes	14.4	4.7	19.3	15.7
Net earnings	$57.5	$47.2	$108.0	$114.4

Basic earnings per share	$0.49	$0.40	$0.92	$0.98
Diluted earnings per share	$0.48	$0.40	$0.91	$0.97

Weighted-average shares outstanding:
Basic	117.7	116.6	117.6	116.4
Diluted	118.9	118.7	118.9	118.5

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	December 31, 2022	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$280.0	$224.7
Accounts receivable, net of allowance for doubtful accounts of $5.9 and $6.8, respectively	860.2	946.9
Other current assets	142.5	156.8
Total current assets	1,282.7	1,328.4
Property, plant and equipment, net	143.3	150.9
Goodwill	3,388.2	3,484.9
Intangible assets, net	931.2	1,077.1
Deferred client conversion and start-up costs	1,437.9	1,232.3
Other non-current assets	867.9	895.3
Total assets	$8,051.3	$8,168.8
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$824.2	$1,114.9
Contract liabilities	194.7	198.5
Total current liabilities	1,018.9	1,313.4
Long-term debt	4,105.4	3,793.0
Deferred taxes	404.4	446.1
Contract liabilities	261.1	215.8
Other non-current liabilities	474.8	481.5
Total liabilities	6,264.7	6,249.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 117.7 and 117.3 shares, respectively	1.6	1.6
Additional paid-in capital	1,401.9	1,344.7
Retained earnings	2,761.3	2,824.0
Treasury stock, at cost: 36.8 and 37.2 shares, respectively	(2,017.2)	(2,024.8)
Accumulated other comprehensive income (loss)	(361.0)	(226.3)
Total stockholders’ equity	1,786.6	1,919.1
Total liabilities and stockholders’ equity	$8,051.3	$8,168.8

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Six Months Ended December 31,
	2022	2021
Cash Flows From Operating Activities
Net earnings	$108.0	$114.4
Adjustments to reconcile net earnings to net cash flows used in operating activities:
Depreciation and amortization	42.5	41.1
Amortization of acquired intangibles and purchased intellectual property	109.5	131.2
Amortization of other assets	64.1	66.3
Write-down of long-lived assets	0.5	8.1
Stock-based compensation expense	36.5	36.2
Deferred income taxes	(35.3)	16.4
Other	(3.7)	(19.3)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease in Accounts receivable, net	110.9	49.2
(Increase) decrease in Other current assets	13.2	(32.5)
Decrease in Payables and accrued expenses	(307.4)	(236.5)
Increase in Contract liabilities	2.0	28.3
Non-current assets and liabilities:
Increase in Other non-current assets	(291.8)	(321.5)
Increase in Other non-current liabilities	69.4	24.0
Net cash flows used in operating activities	(81.4)	(94.6)
Cash Flows From Investing Activities
Capital expenditures	(15.9)	(11.3)
Software purchases and capitalized internal use software	(17.2)	(17.9)
Acquisitions, net of cash acquired	—	(13.3)
Other investing activities	(2.0)	(11.4)
Net cash flows used in investing activities	(35.1)	(53.9)
Cash Flows From Financing Activities
Debt proceeds	580.0	480.0
Debt repayments	(270.0)	(211.0)
Dividends paid	(160.3)	(141.2)
Purchases of Treasury stock	(2.5)	(1.7)
Proceeds from exercise of stock options	32.2	40.5
Other financing activities	(2.5)	(7.5)
Net cash flows provided by financing activities	176.9	159.2
Effect of exchange rate changes on Cash and cash equivalents	(5.0)	(4.1)
Net change in Cash and cash equivalents	55.3	6.6
Cash and cash equivalents, beginning of period	224.7	274.5
Cash and cash equivalents, end of period	$280.0	$281.2

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenues
Investor Communication Solutions	$919.4	$892.7	$1,840.0	$1,746.1
Global Technology and Operations	373.5	366.9	736.2	706.4
Total	$1,292.9	$1,259.6	$2,576.2	$2,452.5

Earnings before Income Taxes
Investor Communication Solutions	$64.9	$58.7	$124.9	$141.2
Global Technology and Operations	44.0	33.9	84.3	52.5
Other	(37.0)	(40.8)	(81.9)	(63.5)
Total	$71.9	$51.9	$127.3	$130.1

Pre-tax margins:
Investor Communication Solutions	7.1%	6.6%	6.8%	8.1%
Global Technology and Operations	11.8%	9.2%	11.5%	7.4%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$14.9	$16.1	$30.4	$36.9
Global Technology and Operations	38.8	46.4	79.1	94.2
Total	$53.7	$62.5	$109.5	$131.2

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended December 31,			Six Months Ended December 31,
	2022	2021	% Change	2022	2021	Change
Investor Communication Solutions
Regulatory	$180.7	$166.2	9%	$351.5	$331.7	6%
Data-driven fund solutions	96.4	88.5	9%	188.9	171.8	10%
Issuer	26.5	23.7	12%	50.4	44.2	14%
Customer communications	163.4	148.1	10%	319.3	289.0	10%
Total ICS Recurring revenues	466.9	426.5	9%	910.1	836.7	9%

Equity and other	25.2	24.6	2%	54.7	52.2	5%
Mutual funds	12.4	40.1	(69%)	45.6	88.9	(49%)
Total ICS Event-driven revenues	37.6	64.7	(42%)	100.2	141.0	(29%)

Distribution revenues	414.9	401.4	3%	829.7	768.4	8%

Total ICS Revenues	$919.4	$892.7	3%	$1,840.0	$1,746.1	5%

Global Technology and Operations
Capital markets	$235.3	$221.0	6%	$462.0	$429.6	8%
Wealth and investment management	138.2	145.9	(5%)	274.2	276.8	(1%)
Total GTO Recurring revenues	373.5	366.9	2%	736.2	706.4	4%

Total Revenues	$1,292.9	$1,259.6	3%	$2,576.2	$2,452.5	5%

Revenues by Type
Recurring revenues	$840.4	$793.5	6%	$1,646.2	$1,543.0	7%
Event-driven revenues	37.6	64.7	(42%)	100.2	141.0	(29%)
Distribution revenues	414.9	401.4	3%	829.7	768.4	8%
Total Revenues	$1,292.9	$1,259.6	3%	$2,576.2	$2,452.5	5%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended December 31,			Six Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Closed sales[1]	$65.4	$82.2	(20%)	$94.4	$112.0	(16)%

Record Growth[2]
Equity positions (Stock records)	9%	20%		9%	29%
Mutual fund/ETF positions (Interim records)	6%	12%		10%	13%

Internal Trade Growth[3]	5%	1%		5%	1%

Amounts may not sum due to rounding.

[1]Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.

[2]Stock record growth (also referred to as “SRG” or “equity position growth”) measures the estimated annual change in positions eligible for equity proxy materials. Interim record growth (also referred to as “IRG” or “mutual fund/ETF position growth”) measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.

[3]Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$107.9	$68.9	$195.4	$172.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	53.7	62.5	109.5	131.2
Acquisition and Integration Costs	3.7	7.8	7.7	10.7
Real Estate Realignment and Covid-19 Related Expenses (a)	—	1.7	—	3.5
Russia-Related Exit Costs (c)	7.9	—	10.5	—
Adjusted Operating income (Non-GAAP)	$173.1	$140.8	$323.2	$317.5
Operating income margin (GAAP)	8.3%	5.5%	7.6%	7.0%
Adjusted Operating income margin (Non-GAAP)	13.4%	11.2%	12.5%	12.9%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$57.5	$47.2	$108.0	$114.4
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	53.7	62.5	109.5	131.2
Acquisition and Integration Costs	3.7	7.8	7.7	10.7
Real Estate Realignment and Covid-19 Related Expenses (a)	—	1.7	—	3.5
Investment Gain	—	(7.5)	—	(7.5)
Russia-Related Exit Costs (c)	6.8	—	9.3	—
Subtotal of adjustments	64.1	64.4	126.6	137.8
Tax impact of adjustments (d)	(13.2)	(14.3)	(26.4)	(28.7)
Adjusted Net earnings (Non-GAAP)	$108.4	$97.3	$208.2	$223.5

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.48	$0.40	$0.91	$0.97
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.45	0.53	0.92	1.11
Acquisition and Integration Costs	0.03	0.07	0.06	0.09
Real Estate Realignment and Covid-19 Related Expenses (b)	—	0.01	—	0.03
Investment Gain	—	(0.06)	—	(0.06)
Russia-Related Exit Costs	0.06	—	0.08	—
Subtotal of adjustments	0.54	0.54	1.06	1.16
Tax impact of adjustments (d)	(0.11)	(0.12)	(0.22)	(0.24)
Adjusted earnings per share (Non-GAAP)	$0.91	$0.82	$1.75	$1.89
(a) Real Estate Realignment were ($0.1 million) and ($0.2 million) for the three and six months ended December 31, 2021, respectively. Covid-19 Related Expenses were $1.8 million and $3.7 million for the three and six months ended December 31, 2021, respectively.

(b) Real Estate Realignment Expenses impacted Adjusted earnings per share by $0.00 for the three and six months ended December 31, 2021. Covid-19 Related Expenses impacted Adjusted earnings per share by $0.02 and $0.03 for the three and six months ended December 31, 2021, respectively.
(c) Total Russia-Related Exit costs were $6.8 million, comprised of $7.9 million of operating expenses, offset by a gain of $1.2 million in non-operating income for the three months ended December 31, 2022. For the six months ended December 31, 2022, total costs were $9.3 million, comprised of $10.5 million of operating expenses, offset by the gain of $1.2 million in non-operating income.
(d) Calculated using the GAAP effective tax rate, adjusted to exclude $0.5 million and $7.2 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2022, respectively, and $7.1 million and $11.5 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2021, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Six Months Ended December 31,
	2022	2021
Reconciliation of Free cash flow
Net cash flows used in operating activities (GAAP)	$(81.4)	$(94.6)
Capital expenditures and Software purchases and capitalized internal use software	(33.1)	(29.2)
Free cash flow (Non-GAAP)	$(114.5)	$(123.8)

Reconciliation of Recurring Revenue Growth Constant Currency
	Three Months Ended December 31, 2022
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	9%	9%	12%	10%	9%
Impact of foreign currency exchange	1%	2%	—%	—%	1%
Recurring revenue growth constant currency (Non-GAAP)	9%	11%	12%	11%	10%

	Six Months Ended December 31, 2022
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	6%	10%	14%	10%	9%
Impact of foreign currency exchange	—%	2%	—%	—%	1%
Recurring revenue growth constant currency (Non-GAAP)	6%	12%	14%	11%	9%

	Three Months Ended December 31, 2022
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	6%	(5%)	2%
Impact of foreign currency exchange	6%	3%	5%
Recurring revenue growth constant currency (Non-GAAP)	12%	(3%)	6%

	Six Months Ended December 31, 2022
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	8%	(1%)	4%
Impact of foreign currency exchange	5%	2%	4%
Recurring revenue growth constant currency (Non-GAAP)	13%	1%	8%

	Three Months Ended December 31, 2022	Six Months Ended December 31, 2022
Consolidated	Total	Total
Recurring revenue growth (GAAP)	6%	7%
Impact of foreign currency exchange	2%	2%
Recurring revenue growth constant currency (Non-GAAP)	8%	9%

Amounts may not sum due to rounding.

2023 Guidance
Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

FY23 Recurring revenue growth (a)
Impact of foreign currency exchange	—
Recurring revenue growth constant currency - Non-GAAP	6 - 9%

FY23 Adjusted Operating income margin (b)
Operating income margin % - GAAP	Increase of ~ 150 bps
Adjusted Operating income margin % - Non-GAAP	Increase of ~ 50 bps

FY23 Adjusted earnings per share growth rate (c)
Diluted earnings per share - GAAP	~13 - 17% growth
Adjusted earnings per share - Non-GAAP	7 - 11% growth

(a) The Company is unable to reconcile its forward-looking Recurring revenue growth constant currency fiscal year 2023 guidance without unreasonable efforts because of the uncertainty in the amounts of future foreign currency exchange rates. For the same reason, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the projected $255 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Russia-Related Exit Costs.

(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the projected $1.65 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Russia-Related Exit Costs, and is calculated using diluted shares outstanding.